                                 PROMISSORY NOTE


$150,000,000                                                        May 7, 1998

         FOR VALUE RECEIVED, Brandywine Realty Trust ("BRT") and Brandywine Operating Partnership, L.P. ("BOP") (collectively, BRT and BOP referred to herein as the "Borrowers"), jointly and severally, hereby unconditionally promise to pay to NationsBank, N.A. ("Lender"), at its offices located in Charlotte, North Carolina or such other place as designated by the Lender, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or such lesser principal amount as may be outstanding from time to time hereunder, in lawful money of the United States of America and in immediately available funds, together with interest on such principal amount and such other amounts as may be due and owing hereunder in accordance with the terms hereof.

         This Note is issued upon, and the undersigned acknowledge and agree to, the following terms and conditions:

         1. Definitions. As used herein the following terms shall have the meanings herein specified unless the context other requires.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Bethesda, Maryland, Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

            "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                              London Interbank Offered Rate
            Eurodollar Rate = ---------------------------------
                              1 - Eurodollar Reserve Percentage

            "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurodollar liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not the Lender has any Eurodollar liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurodollar liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" means any of the events or circumstances described in Section 7 hereof.

            "Final Maturity Date" means January 7, 1999.

            "Guarantors" has the meaning set forth in the Senior Revolving Credit Agreement.

            "Initial Maturity Date" means November 7, 1998.

            "Interest Period" means, as to Eurodollar Loans, a period of one months' duration commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, (c) with respect to Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (d) no Interest Period shall extend beyond the Initial Maturity Date unless the Maturity Date has been extended pursuant to Section 4(c) hereof.

            "Interest Payment Date" means (a) as to Prime Rate Loans, the last Business Day of each month and on the Maturity Date and (b) as to Eurodollar Loans on the last day of the applicable Interest Period and on the Maturity Date.

            "London Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term "London Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "Maturity Date" means the Initial Maturity Date or if the Initial Maturity Date is extended in accordance with the terms hereof, the Final Maturity Date.

            "Notice of Borrowing" means a request by the Borrowers for a Loan, in the form of Exhibit 2(b) attached hereto.

            "Notice of Continuation/Conversion" means a request by the Borrowers to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Prime Rate Loan or to convert a Prime Rate Loan to a Eurodollar Loan, in the form of Exhibit 2(c) attached hereto.

            "Prime Rate" means the per annum rate of interest established from time to time by the Lender at its principal office in Charlotte, North Carolina (or such other principal office of the Lender as communicated in writing to the Borrowers) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Lender. The Prime Rate is a reference rate used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

            "Prime Rate Loan" means a Loan bearing interest based at a rate determined by reference to the Prime Rate.

            "Senior Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of January 5, 1998 (as amended, modified, supplemented, restated or replaced from time to time), among the Borrowers, certain Subsidiaries of the Borrowers as Guarantors, the Lender, as Administrative Agent, and the other lenders party thereto.

         2. The Loans.

            (a) Commitment. Subject to the terms and conditions set forth herein, including, without limitation, Section 6(b) hereof, the Lender agrees to make loans (each a "Loan" and collectively the "Loans") to the Borrowers, in U.S. dollars, at any time and from time to time, from the date hereof to but not including the Maturity Date; provided that the aggregate principal amount of Loans advanced hereunder cannot exceed $150,000,000.

            (b) Method of Borrowing for Loans. By no later than 11:00 a.m. (i) one Business Day prior to the date of the requested borrowing of Loans that will be Prime Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrowers shall submit a written Notice of Borrowing in the form of Exhibit 2(b) attached hereto to the Lender setting forth (A) the amount requested, (B) whether such Loans shall be Prime Rate Loans or Eurodollar Loans, and (C) certification that the Borrowers have complied in all respects with Section 6(b) hereof. The Lender will make the requested Loan to the Borrowers on the date set forth in the Notice of Borrowing by crediting the account of the Borrowers on the books of the Lender.

            (c) Continuations and Conversions. The Borrowers shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Prime Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Prime Rate Loans; provided, however, that
(i) each such continuation or conversion must be requested by the Borrowers pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2(c) attached hereto, in compliance with the terms set forth below, (ii) Eurodollar Loans may only be continued or converted on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Prime Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall result in a conversion of such Eurodollar Loan to a Prime Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrowers no later than 11:00 a.m. (A) one Business Day prior to the date for a requested conversion of a Eurodollar Loan to a Prime Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Prime Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Lender.

            (d) Minimum Amounts/Restrictions on Loans. Each request for a borrowing, conversion or continuation shall be subject to the requirements that
(i) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof, (ii) each Prime Rate Loan shall be in a minimum amount of $500,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under this Note, (iv) no more than four Loans shall be made during any one month and (v) no more than six Eurodollar Loans shall be outstanding at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods beginning on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

            (e) Appointment of BOP. BRT hereby appoints BOP to act as its agent for all purposes under this Note (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (i) BOP may execute such documents on behalf of BRT as BOP deems appropriate in its sole discretion and BRT shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Lender to BOP shall be deemed delivered to BRT and (iii) the Lender may accept, and be permitted to rely on, any document, instrument or agreement executed by BOP on behalf of a Borrower or BRT.

         3. Interest.

            (a) Interest Rate. From the date hereof until the Initial Maturity Date, (i) all Prime Rate Loans shall accrue interest at the Prime Rate plus .25% and all Eurodollar Loans shall accrue interest at the Eurodollar Rate plus 1.50%. If the Maturity Date is extended pursuant to the terms hereof, then from the day after the Initial Maturity Date until the Final Maturity Date, all Prime Rate Loans shall accrue interest at the Prime Rate plus .50% and all Eurodollar Loans shall accrue interest at the Eurodollar Rate plus 1.75%.

            (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to four percent (4%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Prime Rate Loans plus four percent (4%) per annum).

            (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the succeeding Business Day, except that in the case of Eurodollar Loans where the succeeding Business Day falls in the succeeding calendar month, then on the preceding Business Day.

            (d) Computation of Interest. Except for Prime Rate Loans which shall be calculated on the basis of a 365 or 366 day year as the case may be, all computations of interest hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment. It is the intent of the Lender and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lender and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.

         4. Payments.

            (a) Place of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by a Borrower under this Note shall be received not later than 2:00 p.m. on the date when due, in U.S. dollars and in immediately available funds, by the Lender at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

            (b) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Lender and any prepayment of Eurodollar Loans will be subject to Section 4(d) below. Prepayments shall be applied first to Prime Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Loans repaid hereunder may not be reborrowed.

            (c) Payment in full at Maturity; Extension of Maturity.

                (i) On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 8 hereof.

                (ii) If on the Initial Maturity Date (A) no Default or Event of Default exists and is continuing and (B) the Borrowers pay to the Lender an extension fee equal to one-fourth of one percent (.25%) of the then principal amount outstanding under this Note, the Borrowers may elect to extend the Maturity Date to the Final Maturity Date. The Borrowers shall give written notice to the Lender of its desire to effect such election at least 20 days, but no more than 45 days, prior to the Initial Maturity Date.

            (d) Compensation. The Borrowers promise to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (i) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Note, (ii) default by the Borrowers in making any prepayment of a Eurodollar Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Note and (iii) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein minus (B) the amount of interest (as reasonably determined by the Lender) which would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this section shall survive the termination of this Note and the payment of the Loans and all other amounts payable hereunder. Notwithstanding the foregoing, any prepayment of a Eurodollar Loan made in connection with repayment of all or any portion of this Note pursuant to funds received from (x) a permanent mortgage financing or
(y) an equity offering shall not be subject to this Section 4(d).

         5. Incorporation by Reference.

            (a) Yield Protection. Sections 3.9, 3.10, 3.11 and 3.12 of the Senior Revolving Credit Agreement are incorporated herein by reference (including any defined terms contained therein), to the extent applicable, and shall be binding on the Borrowers as if set forth herein.

            (b) Representations and Warranties. All of the representations and warranties set forth in Section 6 of the Senior Revolving Credit Agreement are incorporated herein by reference (including any defined terms contained therein) and made and affirmed by the Borrowers to the Lender as of the date of this Note (except to the extent they expressly refer to an earlier date) and as of such dates as required pursuant to Section 6(b) hereof.

            (c) Covenants.

                (i) All of the covenants set forth in Section 7 and Section 8 of the Senior Revolving Credit Agreement are incorporated herein by reference (including any defined terms contained therein) and shall be binding on the Borrowers as if set forth herein, including, without limitation, the requirement that any new Material Subsidiaries (as defined in the Senior Revolving Credit Agreement) formed or acquired shall become Guarantors hereunder.

                (ii) The Borrowers also covenant and agree that:

                     (A) the Borrowers shall furnish to the Lender, (1) within
                45 days after the date of this Note, an executed permanent mortgage commitment in an amount not less than $105 million and
                (2) within 90 days after the date of this Note, a written engagement from an investment bank, acceptable to the Lender (it being understood that the Lender agrees that Solomon Smith

                Barney, Merrill Lynch, Legg Mason, Donaldson Lufkin & Jenrette and NationsBanc Montgomery Securities LLC are acceptable to the Lender), for an equity offering in an amount sufficient such that the net proceeds therefrom (plus the proceeds from the permanent mortgage commitment referenced above) will repay all amounts owing under this Note in full.

                     (B) if for any consecutive period of 30 days or more,
                Eurodollar Loans constitute less than 75% of the aggregate principal amount of all Loans, then the Borrowers shall enter into interest rate protection agreements in form and substance reasonably acceptable to the Lender.

                     (C) the proceeds of the Loans shall be used solely (1) to
                acquire office and industrial properties, (2) to repay the First Union mortgage loans due on June 1, 1998 and August 1, 1998 and to fund construction and development projects at Park 80, Highlander Business Park, Newtown 13, Horsham 17 & 18, Cherry Hill #5 and #6, Pulver and Realen, in an aggregate amount not to exceed $35 million and (3) for general working capital in the ordinary course (but in no event shall the proceeds of the Loan be used to repay any existing Indebtedness of the Borrowers or their Subsidiaries or for the development of existing or future projects, except as set forth in clause (2) above).

         6. Conditions Precedent.

            (a) Closing Conditions. The obligation of the Lender to make the initial Loan under this Note is subject to satisfaction of the following conditions (in form and substance acceptable to Lender):

                (i) Executed Documents. Receipt by the Lender of a duly executed copy of this Note.

                (ii) Guaranty Agreement. Receipt by the Lender of a guaranty agreement, in form and substance acceptable to the Lender, executed by the Guarantors (the "Guaranty Agreement").

                (iii) Authority Documents. Receipt by the Lender of documents and certificates from the Borrowers and Guarantors in the same form and in the same manner as required by Sections 5.1(b), (c), (d) and
            (e) of the Senior Revolving Credit Agreement.

                (iv) Legal Opinion. Receipt by the Lender of opinions from counsel to the Borrowers and Guarantors, in form and substance acceptable to the Lender, addressed to the Lender and dated as of the date hereof.

                (v) Fees and Expenses. All fees and expenses required to be paid by the Borrowers to the Lender under this Note have been paid in full, including, without limitation, payment to the Lender of an origination fee in the amount of $300,000; provided that it is understood that the Lender will refund $90,000 to the Borrower if the lenders under the Senior Revolving Credit Agreement decline to consent to permit the Borrowers' next equity offering to prepay this Note.

            (b) Conditions to Loans. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make Loans unless:

                (i) Delivery of Notice. The Borrowers shall have delivered a
            Notice of Borrowing, duly executed and completed, by the time specified in Section 2(b) hereof.

                (ii) Representations and Warranties. The representations and warranties made by the Borrowers as incorporated herein by reference are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                (iii) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                (iv) Availability. After giving effect to the making of the requested Loan, (A) on or before the date the requisite lenders under the Senior Revolving Credit Agreement consent to permit the proceeds from the Borrowers' next Equity Issuance (as defined in the Senior Revolving Credit Agreement) to be used to repay this Note, the aggregate principal amount of Loans advanced under this Note shall be less than or equal to $105,000,000 and (B) subsequent to the date the requisite lenders under the Senior Revolving Credit Agreement consent to permit the proceeds from the Borrowers' next Equity Issuance (as defined in the Senior Revolving Credit Agreement) to be used to repay this Note, the aggregate principal amount of Loans advanced under this Note shall be less than or equal to $150,000,000.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (ii) and (iii) above.

         7. Events of Default. An Event of Default shall exist upon the occurrence of any of the following:

            (a) Payments. The Borrowers shall default in the payment (i) when due of any principal amount of any Loans or (ii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder.

            (b) Senior Revolving Credit Agreement. An Event of Default shall exist under the terms of the Senior Revolving Credit Agreement.

            (c) Guaranty Agreement. An Event of Default shall exist under the terms of the Guaranty Agreement.

            (d) Covenants. The Borrowers shall default in the due performance of any of the covenants set forth in Section 5(c)(ii) of this Note.

         8. Remedies. Upon the occurrence of an Event of Default, the Lender may
(a) declare any commitment to advance Loans under this Note to be terminated,
(b) declare all unpaid principal, accrued but unpaid interest and all other sums owing under this Note to be immediately due and payable in full without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers and/or (c) enforce any and all rights and interests in accordance with applicable law, including, without limitation, all rights against the Guarantors and all rights of set-off.

         9. Miscellaneous.

            (a) Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device), (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto; provided, however, that if any notice is delivered on a day other than a Business Day then such notice shall not be effective until the next Business Day:

         if to the Borrowers:  [name of Borrower]
                               c/o Brandywine Operating Partnership, L.P.
                               Newtown Square Corporate Campus
                               16 Campus Boulevard, Suite 150
                               Newtown Square, Pennsylvania 19073
                               Attention: Gerard H. Sweeney
                                           President and Chief Executive Officer

         if to the Lender:     Cheryl Fitzgerald
                               NationsBank Real Estate
                               Structured Debt Group
                               6610 Rockledge Drive
                               6th Floor
                               Bethesda, Maryland  20817

                              Phone:(301) 571-9036
                              Fax:  (301) 493-2885

            (b) Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 8 hereof, the Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, branches, agencies or affiliates of the Lender wherever located) to or for the credit or the account of any Borrower against obligations and liabilities of such Borrower to the Lender hereunder, irrespective of whether the Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of the Lender subsequent thereto. The Borrowers hereby agree that any person purchasing a participation in the Loans hereunder may exercise all rights of set-off with respect to its participation interest as fully as if such Person were the Lender hereunder.

            (c) Benefit of Agreement. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrowers may not assign and transfer any of their interests without the prior written consent of the Lender; and provided further that the Lender may transfer, assign or grant participations in its rights and/or obligations hereunder as it deems necessary or appropriate.

            (d) No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrowers and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

            (e) Expenses and Indemnification. The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of the Lender in connection with
(i) the negotiation, preparation, execution and delivery and administration of this Note (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Lender, (ii) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Note, (iii) the enforcement of this Note, including, without limitation, the reasonable fees and disbursements of counsel for the Lender, and (iv) any bankruptcy or insolvency proceeding of a Borrower or any of its Subsidiaries, and (b) indemnify the Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Note or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in this Note, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the person to be indemnified).

            (f) Amendments, Waivers and Consents. Neither this Note nor any of the terms hereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrowers and the Lender.

            (g) Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Note and the making of the Loans.

            (h) Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

            (i) Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

            (j) Governing Law; Venue.

                (i) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
            HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Note may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Note, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
            Section 9(a). Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Borrower in any other jurisdiction.

                (ii) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the courts referred to in subsection (i) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (k) Waiver of Jury Trial. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, ANY OF THE OTHER DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (l) Severability. If any provision of this Note is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            (m) Entirety. This Note, together with the other documents referred to herein, represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence.

            (n) Non-Recourse. Notwithstanding anything herein to the contrary, no recourse shall be had against the Brandywine Realty Services Partnership or any past, present or future shareholder, officer, director or trustee of BRT for any obligation of the Borrowers hereunder, or for any claim based thereon or otherwise in respect thereof; provided, however, that this subparagraph (n) shall not restrict or limit any claim against any such person arising out of or occurring with respect to fraud or any intentional misrepresentation or any act or omission that is willful or wanton or constitutes gross negligence or willful misconduct.

            This Note is executed as of the date first set forth above.

                      BRANDYWINE REALTY TRUST, a Maryland
                         real estate investment trust

                      By:        /s/ Gerard H. Sweeney
                                 -------------------------------------
                          Name:  Gerard H. Sweeney
                          Title: President and Chief Executive Officer


                      BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                      a Delaware limited partnership

                      By: Brandywine Realty Trust, a Maryland real
                          estate investment trust, its general partner

                          By: /s/ Gerard H. Sweeney
                              --------------------------------------------
                              Name:  Gerard H. Sweeney
                              Title: President and Chief Executive Officer



ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST
SET FORTH ABOVE

NATIONSBANK, N.A.


By:    /s/ Cheryl D. Fitzgerald
       ------------------------
Name:  Cheryl D. Fitzgerald
Title: Vice President